EXHIBIT 10.3
                             Second Amendment to the
                  Bowater Incorporated Mid-Term Incentive Plan
                         Effective as of January 1, 2003

     WHEREAS, Bowater Incorporated (the "Company") established the Bowater Incorporated Mid-Term Incentive Plan effective as of January 1, 2003 (the "Plan") for the benefit of its eligible employees;

     WHEREAS, Section 8 of the Plan permits the Human Resources and Compensation Committee of the Board of Directors of the Company (the "HRCC") to amend the Plan; and

     WHEREAS, the HRCC desires to amend the Plan to provide that the Company's President and Chief Executive Officer shall be eligible to participate in the Plan effective as of January 1, 2007 pursuant to his Employment Agreement dated April 4, 2006.

     NOW, THEREFORE, effective as of May 1, 2006, Section 4.1 of the Plan is amended by adding the following sentence at the end thereto to read as follows:

     "Notwithstanding the foregoing, the Company's President and Chief Executive Officer shall not participate in the Plan for the calendar year 2006, but shall be eligible to participate in the Plan effective as of January 1, 2007 in accordance with his Employment Agreement dated April 4, 2006."

                                      * * *

     IN WITNESS WHEREOF, the HRCC has caused this Second Amendment to the Plan to be executed by a duly authorized officer this 11th day of May, 2006.

                                          BOWATER INCORPORATED



                                          By:  /s/ James T. Wright
                                               -------------------
                                                 James T. Wright
                                          Title: Senior Vice President -
                                                 Human Resources